UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)        March 4, 2004

BULLION RIVER GOLD CORP.

(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	333-85414 (Commission File Number)	98-0377992 (I.R.S. Employer Identification No.)

1325 Airmotive Way, Suite 325, Reno, Nevada (Address of principal executive offices)		89502 (Zip Code)

Registrant’s telephone number, including area code 775-324-4881

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 2.    Acquisition or Disposition of Assets.

Bullion River has acquired an indirect interest in certain mineral claims through its wholly-owned subsidiary, Thomas Creek Mining Corp. ("Thomas Creek"), in furtherance of its change of business to the exploration of gold and silver in the western United States. Effective February 20, 2004, Thomas Creek was assigned an option to acquire a 100% undivided interest in 76 unpatented mineral claims located in Eureka County in the State of Nevada. The option was assigned from Golden Spike Mining, a Nevada corporation, for an assignment fee of $53,740. Thomas Creek paid for the assignment fee by way of a loan from Bullion River.

Peter M. Kuhn is a director and president of Bullion River and the sole director and officer of Thomas Creek and a director and the president of Golden Spike Mining.

On December 20, 2002, Golden Spike Mining entered into an option agreement with the owner of the mineral claims, KM Exploration Ltd. (the "Owner"), who was and is an arms’ length party to the transactions. The option agreement includes the initial 28 unpatented mineral claims optioned by the Owner and an additional 48 unpatented mineral claims staked and registered by Golden Spike in the name of the Owner in accordance with the terms of the option agreement and which now form an additional part of the optioned mineral claims and are subject to the terms and conditions of the option agreement.

Golden Spike Mining has made all option payments to the Owner, including an aggregate $32,500 in option payments. Golden Spike Mining has represented that it has fulfilled all of its obligations under the option agreement. The Owner has consented to the assignment of the option agreement.

The option agreement provides for a term of 10 years that expires on December 20, 2012. In order to keep the option in good standing, Thomas Creek is required to pay the owner of the mineral claims (1) $20,000 on or before the second anniversary date, (2) $25,000 on or before the third anniversary, (3) $30,000 on or before each subsequent anniversary. Also, Bullion River will be required to issue 30,000 restricted common shares to the owner each year during the option term beginning with the effective date of the assignment and on each anniversary of the effective date of the option. The cash payments and the share issuances will have to be made each year to keep the option in good standing until Thomas Creek exercises the option or the option expires.

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If, and when, Thomas Creek exercises the option, it will have to choose between granting (1) a 3% net smelter royalty ("NSR") to the owner with an option to reduce the 3% NSR to a 1% NSR by paying to the owner $1.3 million for each 1% NSR repurchased, or (2) a 2.5% NSR to the owner with an option to reduce the 2.5% NSR to a 1% NSR by paying $3.25 million to the owner.

Bullion River and Thomas Creek plan to explore for gold and silver on these mineral claims.

See the attached Exhibit 10.1 for more information.

Item 7. Financial Statements and Exhibits.

On December 9, 2003, Thomas Creek Mining Corp. was incorporated in the State of Nevada and Bullion River Gold Corp. acquired 1,000 Common Capital Shares of Thomas Creek Mining Corp. for $1.00. Proforma financial statements have not been prepared because on December 9, 2003 Thomas Creek Mining Corp. did not meet the significant subsidiary test.

Exhibit	Description

10.1	Assignment Agreement dated February 20, 2004 between Thomas Creek Mining Corp. and Golden Spike Mining	Included
99.1	Press Release issued by Bullion River Gold Corp. dated February 20, 2004	Included

Item 9. Regulation FD Disclosure.

Limitation on Incorporation by Reference : In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibits 10.1 and 99.1 is incorporated herein by reference.

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EXHIBIT 10.1

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ASSIGNMENT AGREEMENT
(Thomas Creek)

This assignment agreement is dated for reference February 20, 2004,

BETWEEN:
Thomas Creek Mining Corp. , a Nevada corporation with its principal executive office located at 1325 Airmotive Way, Suite 325, Reno, Nevada, 89502

(" Thomas Creek ")

AND:

Golden Spike Mining , a Nevada corporation with its principal executive office located at 27 Sidewinder Loop, Clancy, Montana, 59634

(" Golden Spike ")

Whereas:

A.    Golden Spike and the Owner entered into an option agreement December 20, 2002 in which the Owner granted Golden Spike a 100% undivided right, title and interest in certain unpatented mineral claims situated in Eureka County, Nevada attached to this agreement as Schedule "A".

B.    Pursuant to section 9.4 of the Option Agreement, Golden Spike wishes to assign, and Thomas Creek wishes to acquire, all of Golden Spike’s rights and obligations under the Option Agreement pursuant to the terms and conditions contained in this agreement.

FOR VALUABLE CONSIDERATION , the receipt and sufficiency of which are acknowledged, the parties agree that:

INTERPRETATION

1.    The definitions in the recitals are part of this agreement.

2.    In this agreement:

a.    "Claim" means any claim, action or cause of action, proceeding, assessment, loss, judgment, amount paid in settlement of actions or claims, liability (whether accrued, actual, contingent or otherwise), costs, deficiency, damage, expense (including, but not limited to, legal fees and disbursements on a solicitor and own client basis) and demand whatsoever (including any liabilities arising from the termination of any employee, or liabilities, claims and demands for taxes or fees) in connection with any litigation, investigation, arbitration, hearing or other proceeding of any kind and nature (collectively, referred to as "Claims" and, individually, as a "Claim").

b.    "Closing" means the day on which all payments are made for the assignment fee of the Option Agreement and the Option Agreement is assigned to Thomas Creek.

c.    "Consent Letter" means the letter dated February 12, 2004 from the Owner consenting to the assignment and confirming certain terms and the status of the Option Agreement.

d.    "Effective Date" means February 20, 2004.

e.    "Option Agreement" means the option agreement dated December 20, 2002 between the Owner and Golden Spike attached to this agreement as Schedule "A".

f.    "Owner" means KM Exploration Ltd.

g.    "Property" means the unpatented mineral claims listed in Schedule "B" of this agreement, which includes the 28 unpatented mineral claims initially optioned under the Option Agreement and the additional 48 unpatented mineral claims acquired by Golden Spike in the name of the Owner that form an additional part of the Property and have become subject to the Option Agreement in accordance with section 3.7 of the Option Agreement dealing with the area of interest.

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TERMS AND CONDITIONS OF ASSIGNMENT

Assignment of Option Agreement

3.    Golden Spike irrevocably assigns, grants, transfers and quit claims to and in favor of Thomas Creek, as and from the Effective Date, the following:

a.    all of Golden Spike’s right, title and interest in and to the Option Agreement;

b.    all of Golden Spike’s obligations under the Option Agreement; and

c.   any other benefits and advantages to be derived by Golden Spike from the Option Agreement.

4.    In accordance with section 9.4 of the Option Agreement, Thomas Creek agrees to be bound by the terms and conditions of the Option Agreement and Thomas Creek covenants to perform all of the obligations of Golden Spike to be performed under the Option Agreement with respect to the interest to be acquired by Thomas Creek.

Assignment Fee

5.    Thomas Creek and Golden Spike agree that the fee for the assignment of the Option Agreement is US$53,740.

Payment of Assignment Fee

6.    On or before Closing, Thomas Creek will deliver a solicitor’s trust cheque in the amount of US$53,740 payable to Golden Spike or to any other party at the direction of Golden Spike.

Closing

7.    On or before Closing, Thomas Creek will deliver the following:

a.    certified copy of the resolutions of the board of directors of Thomas Creek approving the assignment of the Option Agreement and authorizing the signing of this agreement; and

b.    a solicitor’s trust cheque in the amount of US$53,740 for payment of the assignment fee.

8.    On or before Closing, Golden Spike will deliver the following:

a.    the signed Consent Letter;

b.    certified copy of the resolutions of the board of directors of Golden Spike approving the assignment of the Option Agreement and authorizing the signing of this agreement; and

c.    all accounting records, property reports, maps, drill test results, assay results, technical data and other relevant documents and information compiled by or in the possession of Golden Spike with respect to the Property.

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REPRESENTATIONS AND WARRANTIES
Thomas Creek

9.    Thomas Creek represents and warrants that:

a.    It is a corporation formed and in good standing under the laws of Nevada.

b.    It has the legal capacity and authority to make and perform this agreement and has good right, full power and absolute authority to accept the assignment of Golden Spike’s interest in the Option Agreement.

c.    The signing of this agreement and the performance of its terms have been duly authorized by all necessary corporate actions of Thomas Creek, including the resolution of the board of directors of Thomas Creek.

10.    The representations and warranties contained in Section 9 are provided for the exclusive benefit of Golden Spike, and a breach of any one or more thereof may be waived by Golden Spike in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section 9 will survive the signing of this agreement.

Golden Spike

11.    Golden Spike represents and warrants that:

a.    It is a corporation formed and in good standing under the laws of Nevada.

b.    It has the legal capacity and authority to make and perform this agreement and has good right, full power and absolute authority to grant the assignment of its interest in the Option Agreement.

c.    The signing of this agreement and the performance of its terms have been duly authorized by all necessary corporate actions of Golden Spike, including the resolution of the board of directors of Golden Spike.

d.    Golden Spike has the full right, title and interest in the Option Agreement free of any claim or potential claim by any person. No person has any right to acquire any interest in the Option Agreement, with the exception of Thomas Creek in accordance with the terms and conditions of this agreement.

e.    Golden Spike is in full compliance with all terms and conditions of the Option Agreement as of Closing, including all option payments and annual fees. Neither Golden Spike nor the Owner is in default under the Option Agreement. As of Closing, no amendments have been made to the Option Agreement.

f.    The Property as listed in Schedule "B" of this agreement represents all the unpatented mineral claims that are being optioned under the Option Agreement, including the 48 unpatented mineral claims that were acquired by Golden Spike in the name of the Owner and that form an additional part of the Property and have become subject to the Option Agreement in accordance with section 3.7 of the Option Agreement dealing with the area of interest.

g.    To the best of Golden Spike’s knowledge, the Owner owns the 28 unpatented mineral claims free of any claim or potential claim by any person, with the exception of the right, title and interest in those 19 mineral claims granted to Golden Spike pursuant to the Option Agreement, and the Owner has the authority to option those 28 mineral claims as described in the Option Agreement.

h.    Golden Spike owns the additional 48 unpatented mineral claims free of any claim or potential claim by any person, with the exception of the right, title and interest in those 48 mineral claims granted to the Owner pursuant to the Option Agreement, and the Owner has the authority to option those 48 mineral claims as described in the Option Agreement.

i.    The unpatented mineral claims and rights comprising the Property have been duly and validly located and recorded and will be in good standing on Closing.

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j.    To the best of Golden Spike’s knowledge, there are no environmental damages or claims that have been made or threatened against the Property and the property that it is situated on or connected to. Golden Spike has at all times conducted, held and used, and are continuing to conduct, hold and use its affairs, business, assets and properties, including the Property in accordance with, and not in violation of or non-compliance with any and all applicable environmental laws or any permits, and there is no past or present fact, condition or circumstance relating to the Property or, as related to or connected with the business, Golden Spike, or to the business that would result in any liability or potential liability under any environmental law.

k.    There is no adverse claim or challenge against or to the ownership of or title to the Property, nor to the knowledge of Golden Spike is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, with the exception of this agreement and the Option Agreement, and no person has any royalty or other interest whatsoever in the development and use of the Property, with the exception of the Owner in accordance with the Option Agreement.

l.    There are no Claims, whether or not purportedly on behalf of Golden Spike, pending, or to the knowledge of Golden Spike, threatened with respect to or in any manner affecting the Property, and there are no outstanding judgements, orders, decrees, writs, injunctions, decisions, rulings or awards against, with respect to, or in any manner affecting, the Property.

m.    Golden Spike has been validly issued all permits for which any governmental body deems necessary or for which Golden Spike requires by law for the ownership or use of the Property or to conduct its business on the Property. Golden Spike is in full compliance with and entitled to all of the benefits under the permits. All permits are in full force and effect. Neither any past or present fact, condition or circumstance that has occurred nor the signing and delivery of this agreement and its performance will create any right to terminate, cancel, modify, amend, revoke or expire any such permit.

12.       The representations and warranties contained in Section 11 are provided for the exclusive benefit of Thomas Creek, and a breach of any one or more thereof may be waived by Thomas Creek, in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section 11 will survive the signing of this agreement.

AMENDMENT TO NET SMELTER ROYALTY

13.    Thomas Creek and Golden Spike agree that the net smelter royalty defined in Schedule "B" of the Option Agreement will be deleted in its entirety at Closing and replaced with the new net smelter royalty as defined in Schedule "C" of this agreement. Thomas Creek and Golden Spike agree that the net smelter royalty granted pursuant to section 2.3 of the Option Agreement will be defined, calculated and paid in accordance with the terms set out in Schedule "C" attached to this agreement.

CONFIDENTIAL INFORMATION

14.    Except as otherwise set out in this section, all parties will treat all data, reports, records and other information of any nature whatsoever relating to this agreement, the Option Agreement, the Property as confidential. The information that results from all exploration and development on the Property is the exclusive property of the parties and none of the parties may use such information for any purpose without the written consent of the other parties with the exception that any party may disclose information regarding the property or the exploration and development if such disclosure is required by law or by the rules or policies of any regulatory authority having jurisdiction over the affairs of the parties. In addition any party may disclose information regarding the property to a third party for the purpose of the third party acquiring any part of that party’s interest hereunder provided that such third party will have signed a confidentiality agreement.

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INDEMNIFICATION AND RIGHT OF SET-OFF

Indemnification

15.    Golden Spike covenants and agrees to indemnify and save harmless Thomas Creek from and against all Claims, imposed on or incurred by or asserted against Thomas Creek in connection with or in any way related to, accruing from, resulting from, or arising out of:

a.    any misrepresentation, breach of warranty or nonfulfillment of any covenant on part of Golden Spike under this agreement or any other agreement, certificate or other instrument furnished or to be furnished to Thomas Creek hereunder;

b.    any Claim related to the Property that existed prior to or on Closing;

c.    any loss suffered by Thomas Creek after the completion of the assignment of the Option Agreement arising out of any liabilities relating to the Property or otherwise prior to or on Closing; and

d.    all claims, demands, costs and expenses (including, without limitation, interest, penalties and reasonable legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

16.    Thomas Creek covenants and agrees to indemnify and save harmless Golden Spike from and against all Claims, imposed on or incurred by or asserted against Golden Spike in connection with or in any way related to, accruing from, resulting from, or arising out of:

a.    any misrepresentation, breach of warranty or nonfulfillment of any covenant on part of Thomas Creek under this agreement or any other agreement, certificate or other instrument furnished or to be furnished to Golden Spike hereunder;

b.    any Claim related to the Property that comes into existence after Closing; and

c.    all claims, demands, costs and expenses (including, without limitation, interest, penalties and reasonable legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

17.    If any Claim is brought against an indemnified party in respect of which this indemnification may apply, the indemnified party will notify the indemnifier in writing, and the indemnifier will assume the defence thereof, including the retaining of counsel and the payment of all expenses. In addition, the indemnified party will have the right to retain separate counsel for any such Claim and participate in the defence thereof, and the fees and expenses of such separate counsel will also be at the expense of the indemnifier. Any failure by the indemnified party to notify the indemnifier will not relieve the indemnifier from its obligations hereunder, except to the extent that such failure will have actually prejudiced the defence of such Claim.

18.    The indemnifier agrees not to settle or compromise or consent to the entry of any judgement in any Claim without first obtaining the written consent of all indemnified parties, which consent will not be unreasonably withheld. Such a settlement, compromise or consent will include an unconditional release of the indemnifier and each of the indemnified parties from all liability arising out of such Claim.

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19.    The indemnity and contribution obligations of the indemnifier will be in addition to and not in substitution for any liability which the indemnifier or any other person may otherwise have (whether arising under contract or at law or otherwise), will extend upon the same terms and conditions to all indemnified parties and will be binding upon and enure to the benefit of the respective successors, assigns, heirs and personal representatives of each of the indemnifier and the indemnified parties.

Set-Off

20.    Golden Spike grants to Thomas Creek a right of set-off for any payments, costs or expenses incurred by Thomas Creek in defending or settling any Claims that Thomas Creek is indemnified by Golden Spike pursuant to this indemnification. Thomas Creek is authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any such payments, costs or expenses against any amounts due to Golden Spike.

OTHER PROVISIONS

Independent Legal Advice

21.    Golden Spike acknowledges that this agreement was prepared for Thomas Creek by R. H. Daignault Law Corporation and that it may contain terms and conditions onerous to them. Golden Spike expressly acknowledges that Thomas Creek has given it adequate time to review this agreement and to seek and obtain independent legal advice, and Golden Spike represents to Thomas Creek that it has in fact sought and obtained independent legal advice and is satisfied with all the terms and conditions of this agreement.

Material Facts

22.    Golden Spike has made or caused to made due inquiry with respect to each covenant, agreement, obligation, representation and warranty contained in this agreement, the Schedules and any certificates or other documents referred to in this agreement or furnished to Thomas Creek pursuant to this agreement, and none of the aforesaid covenants, agreements, obligations, representations, warranties, Schedules, certificates or documents contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

Time

23.    Time is of the essence of this agreement.

Governing Law

24.    This agreement and the rights and obligations and relations of the parties will be governed by and construed in accordance with the laws of the State of Nevada. The parties agree that the state courts of Nevada will have jurisdiction to entertain any action or other legal proceedings based on any provisions of this agreement or the Option Agreement, and the parties agree to attorn to the jurisdiction of such courts.

Notice

25.    Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the party’s address set out on page 1 or transmitted by fax and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party’s address.

Amendments

26.    Any amendment of this agreement must be in writing and signed by the parties.

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Enurement

27.    This agreement enures to the benefit of and binds the parties and their respective successors, heirs and permitted assignees.

Priority

28.    If there are any inconsistencies between this agreement and the Option Agreement, this agreement will govern.

Waiver of Rights

29.    No failure or delay of Thomas Creek in exercising any right under this agreement operates as a waiver of the right. Thomas Creek’s rights under this agreement are cumulative and do not preclude Thomas Creek from relying on or enforcing any legal or equitable right or remedy.

Severability

30.    If any provision of this agreement is illegal or unenforceable under any law, then it is severed and the remaining provisions remain legal and enforceable.

Counterparts

31.    This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

THE PARTIES' signatures below are evidence of their agreement.

Thomas Creek Mining Corp. /s/ Peter M. Kuhn Authorized signatory February 20, 2004	Golden Spike Mining /s/ Peter M. Kuhn Authorized signatory February 20, 2004

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Schedule "A"
Schedule "A" to the Assignment Agreement between
Thomas Creek Mining Corp. and Golden Spike Mining
dated for reference the 20 th day of February, 2004

(number of pages including this one: 13)

Option Agreement

See attached.

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OPTION AGREEMENT

THIS AGREEMENT made the date of full execution hereof.

BETWEEN:

KM EXPLORATION LTD., Nevada limited liability company doing business as Nevada Gold Ventures, with an office at 310 Silver Street, Elko, Nevada, USA 89801

(hereinafter referred to as the "Optionor")

AND:

GOLDEN SPIKE MINING, a Nevada corporation having an office located at 27 Sidewinder Loop, Clancy, Montana, USA 59634,

(hereinafter referred to as the "Optionee")

WHEREAS:

A. The Optionor is the recorded and beneficial holder of 28 unpatented mining claims (the "Property") located in Eureka County, Nevada, known as CVN Claims, as more particularly described in Schedule "A" hereto;

B. The Optionor wishes to grant to the Optionee, and the Optionee wishes to so acquire, an immediate, irrevocable and exclusive right and option (the "Option") to acquire a 100% undivided right, title and interest in the Property, subject to the royalties set out herein, on the terms and conditions of this Option Agreement.
NOW THEREFORE, this Option Agreement witness that for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Optionor and Optionee agree as follows:

ARTICLE 1
 INTERPRETATION

1.1     Definitions. Unless the context otherwise requires, the following terms, wherever used in this
Option Agreement, shall have the meanings set forth below:

(a)    "Acts" means all legislation, as amended from time to time, of the jurisdiction in which the Property is located, applicable to the ownership of the Property and the conduct of the mining operations on the Property;

(b)    "Commercial Production" means the first day of the month following the month in which Minerals produced or derived from operating the Property as a mine have been extracted and processed to yield product for sixty (60) consecutive days at a rate, averaged over such sixty (60) days period, of not less than seventy percent (70%) of the average daily rate projected by the feasibility study pursuant to which a mine is developed;

(c)   "Minerals" shall mean the minerals, ores and metals produced or derived from operating the Property as a mine;

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(d)    "Option" shall have the meaning attributed to it in Recital B hereto; and

(e)    "Property" shall have the meaning attributed to it in Recital A hereto.

1.2     Number and gender. Words importing the singular number shall include the plural and vice versa; words importing gender (or the lack thereof) shall include all genders or lack thereof interchangeably; and words importing persons shall include corporations and other business enterprises and vice versa.

1.3     Currency. Unless otherwise expressly stated, all references to currency in this Option
Agreement are references to lawful currency of United States of America.

1.4     Headings. The use of headings in this Option Agreement and the schedules hereto are solely for ease of reference and shall not affect the interpretation or the construction of any provision hereof.

1.5     References. Unless otherwise stated, a reference to an Article, Section or other organizational division shall refer to the respective Article, Section or other organizational division of this Option Agreement.

1.6      Schedules. The following schedules attached hereto are hereby incorporated in this
Option Agreement by reference and shall be deemed to form a part hereof:

Schedule "A" - Property Details
Schedule "B" - Royalties Description

ARTICLE 2
 GRANT OF OPTION

2.1    Option Grant. The Optionor hereby grants to the Optionee the Option. The Optionee may hereafter record Notice of this Option Agreement against title to the Property.

2.2    Option Terms. In order to maintain the Option in good standing, the Optionee shall make the following payments to the Optionor within the specified time limits unless otherwise agreed by the parties in writing:

(a)    pay $15,000 and issue 20,000 common shares of Golden Spike Mining to the Optionor on signing of this Agreement (the "Agreement Date");

(b)    pay $17,500 and issue 30,000 common shares on or before the first anniversary of the Agreement Date;

(c)    pay $20,000 and issue 30,000 common shares on or before the second anniversary of the Agreement Date;

(d)    pay $25,000 and issue 30,000 common shares on or before the third anniversary of theAgreement Date;

(e)    pay $30,000 and issue 30,000 common on or before the fourth and each subsequent anniversary of the Agreement Date, payable until such time as the Option is exercised in accordance with section 2.3, or expires pursuant to section 2.6.

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The parties agree that the common shares to be issued pursuant to this section shall be the common shares of the public company to whom the Optionee may assign its interest in this Option Agreement. As such, the Optionor acknowledges and agrees that notwithstanding the time frames provided in this section 2.2, no such shares shall be issued until the assignment is completed and all necessary approvals obtained.

2.3    Option Exercise. The Optionee may, at any time while this Option remains in good standing and not in default, elect to exercise the Option and acquire a 100% undivided interest in the Property, on the following terms:

(a)     elect to acquire a 100% interest in the Property, subject to a 3% Net Smelter Royalty
(NSR) granted to the Optionor, with the option to reduce the NSR to a 1 % NSR by paying $1.3 million per 1% NSR purchased; or

(b)    elect to acquire a 100% interest in the property subject to a 2.5% NSR granted to the
Optionor with the option to reduce the NSR to a 1% NSR by paying $3.25 million.

2.4    Notice of Option Exercise. The Optionee may make exercise the Option at any time prior to termination of this Option Agreement by giving written notice to the Optionor of its election to exercise the Option, which Notice shall state the basis on which the Option is being exercised pursuant to section 2.3. Upon giving such notice, the Optionee shall have earned a 100% right, title and interest in the Property, subject to applicable royalties. The Optionee shall be under no obligation whatsoever to conduct exploration or other work on the Property other than as may be required to keep the Property in good standing under the Acts or to commence Commercial Production on the Property. In the event that the Optionee does commence Commercial Production on the Property, the Optionee may at any time and from time to time curtail or suspend such operations in its sole and exclusive discretion.

2.5    Net Smelter Royalty. The Net Smelter Royalty granted pursuant to section 2.3 shall be defined, calculated and paid as set out in Schedule "B" hereto.

2.6    Expiration. Unless earlier terminated pursuant to the terms hereof, the Option shall expire at 5 p.m. on the tenth anniversary date of the full execution hereof.

2.7    Approvals. The Optionor acknowledges that the issuance of the shares pursuant to section 2.2 may be subject to the prior approval of any regulatory body having jurisdiction and will be subject to hold periods pursuant to applicable securities legislation.

ARTICLE 3
MATTERS RELATING TO THE PROPERTY

3.1    Possession and Working Right. During the currency of the Option, the Optionee shall have quiet and exclusive possession of the Property and shall have the sole and exclusive working right to enter on and conduct exploration and any other operations on the Property as the Optionee in its sole discretion may decide, including but not limited to the right:

(a)     to erect, bring and install on the Property all buildings, plant, machinery, equipment, tools, appliances or supplies as the Optionee shall deem necessary and proper; and

(b)    to remove from the Property reasonable quantities of rocks,. minerals, ores, metals and diamonds, and to transport them for the purposes of sampling, metallurgical testing and assaying.

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3.2         Conduct of Operations. All operations conducted by the Optionee shall be in accordance with good exploration, development, mining and reclamation practice, and in compliance with all applicable legislation, including the Acts.

3.3         Maintenance of Property. During the currency of the Option, the Optionee shall timely carry out sufficient assessment or other work or timely pay sufficient fees in lieu of such work to maintain the Property in good standing including paying all government fees required to keep the properties in good standing at least 60 days prior to the filing deadline, and shall pay any and all taxes, assessments and other charges lawfully levied or assessed against the Property, except for any part of the Property abandoned pursuant to Section 3.4. The Optionor shall promptly transmit to the Optionee any and all notices pertaining to any and all taxes, assessments and other charges lawfully levied or assessed against the Property.

3.4         Abandonment. During the currency of the Option, the Optionee may at any time and from time to time abandon anyone or more of the claims which comprise the Property, and in such event (including the termination of this Option Agreement without the Optionee having exercised the Option):

(a)     the Optionee shall give the Optionor notice in writing of such abandonment; and

(b)     the Optionee shall, as applicable, re-transfer the abandoned claims to the Optionor, which shall be in good standing for a period of at least sixty (60) days from the notice of abandonment.

(c)     The Optionee shall, as applicable, re-transfer the abandoned claims to the Optionor, and all rents, filings, and fees for federal, state, and county governments and privately owned lands, for such abandoned claims shall be paid and in good standing for a period of at least sixty (60) days from the notice of abandonment.

3.5         Access to Operations. The Optionor may, at its own risk and expense, and at reasonable times agreed to by the Optionee, enter on the Property and examine the Optionee's operations thereon, always provided that the Optionor will not, in the reasonable opinion of the Optionee, interfere with same.

3.6  Information. During the currency of this Option, the Optionee shall provide all factual data and evaluations resulting from the Optionee's work on the Property, including engineering, chemical, geophysical and geological to the Optionor no less frequently than annually on the anniversary of the Agreement Date. If no such information is developed then Optionee shall so advise Optionor in writing no less frequently than annually on the anniversary of the Agreement Date. Upon abandonment of a claim or claims pursuant to section 3.4, all data relating to such abandoned claims not yet provided to the Optionor will be given to the Optionor in no less than 30 days from the notice of abandonment.

3.7  Area of Interest. If either party acquires any direct or indirect right, title or interest in any mineral claims, mineral lease or mineral property within the Area of Interest set out on Schedule "A", such additional interest shall be located and/or acquired in the name of Optionor and documents related to such acquisitions shall be included in the Information provided pursuant to Section 3.6 and form an additional part of the Property and become subject to this Option Agreement.

ARTICLE 4
INDEMNITIES

4.1     Indemnity.

(a)       The Optionee shall and does hereby indemnify and save harmless the Optionor from and against any and all claims, suits or actions made or brought against the Optionor as a result of work done by the Optionee on or in respect of the Property, always provided that the Optionor shall not be indemnified for any claims, suits, actions, proceedings, demands, liabilities, losses, damages, costs, expenses, injury or death resulting from the negligence or wilful misconduct of the Optionor or its directors, officers, employees, servants, agents or contractors.

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(b)   Each party hereto shall and does hereby indemnify and save harmless the other, as well as its directors, officers, employees, servants, agents, contractors and shareholders, from and against any and all claims, suits, actions, proceedings, demands, liabilities, losses, damages, costs, expenses, fees, fines, penalties, interests and deficiencies of any nature or kind whatsoever (collectively, the "Claims") arising by virtue of or in respect of any inaccuracy, misstatement, misrepresentation, act or omission made by such party in connection with any matter set out herein, and any and all claims, suits, actions, proceedings, demands, liabilities, losses, damages, costs and other expenses related or incidental thereto.

(c)   Notwithstanding any other provision of this Option Agreement, the indemnities providedherein shall remain in full force and effect until all possible liabilities of the persons indemnified thereby are extinguished by the operation of law and will not be limited to or affected by any other indemnity obtained by such indemnified persons from any other person.

(d)  No investigation made by or on behalf of either of the parties hereto at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the other party herein or pursuant hereto. No waiver by either of the parties hereto of any provision herein, in whole or in part, shall operate as a waiver of any other provision herein.

ARTICLE 5
DELIVERY OF DOCUMENTS BY OPTIONOR AND ESCROW

5.1    Delivery of Notice of Option and Recording. Concurrent with the execution of this Option Agreement, the Optionor shall deliver to the Optionee Notice of Option, duly executed by the Optionor and in the form of Exhibit 1 in favour of the Optionee, of all right, title and interest of the Optionor in the Property, to be immediately recorded by the Optionee for the purposes of this Option Agreement. The Optionee may at any time record any such Notice (notice of non-responsibility) for these purposes.

ARTICLE 6
OPTIONOR'S AND OPTIONEE'S REPRESENTATIONS AND WARRANTIES

6.1     Optionor's representations and warranties. The Optionor represents and warrants to the Optionee that:

(a)  it is the beneficial and registered or recorded owner of a 100% undivided interest in the Property;

(b) all of the claims comprising the Property have been validly and properly located, staked, tagged and recorded in accordance with the laws of the jurisdiction in which the Property is located, and there are no disputes, threatened or now existing, of which the Optionor is aware as to title to or the locating, staking, tagging or recording of the Property;

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(c) the Property is in good standing, and to the best of Optionor's actual knowledge is free and clear of all assessments, charges, liens and encumbrances of any nature or kind whatsoever, whether written or oral, direct or indirect;

(d) there are no actions, suits, claims, proceedings, litigation or investigations pending, or tothe best of the Optionor's knowledge after due investigation, threatened, or any judgments outstanding and unsatisfied, against or affecting the Optionor, any part or all of the Property, or this Option Agreement;

(e)  no other person has any agreement or other right to acquire any interest in the Property, and there are no royalties, fees or monies payable or required to be paid to any person with regard to the Property;

(f) to the best of the Optionor's knowledge, information and belief, any and all previous work conducted on the Property was conducted in compliance with all applicable laws;

(g)  subject to the provisions of this Option Agreement, the Optionee shall have quiet and exclusive possession and enjoyment of the Property during the currency of the Option;

(h) it has the full power, right and authority to enter into and deliver this Option Agreement, to perform and observe the covenants and conditions or its part to be performed and observed herein, and to deal with the Property as provided for in this Option Agreement;

(i) Optionor is a limited liability company, duly formed and is validly existing under the laws of Nevada, and all necessary approvals of its managers, members and others have been obtained to authorize the entering into and delivery of this Option Agreement and the taking of all actions required pursuant hereto by the Optionor;

(j) neither the execution or delivery of this Option Agreement, nor the performance orobservance of the provisions hereof, will result in:

(i)  the violation of any of the terms and provisions of any law applicable to the Optionor,

(ii)  any agreement, written or oral, to which the Optionor may be a party or by whichthe Optionor is or may be bound; or

(iii)  if the Optionor is a corporation, the constating documents of the Optionor or of any resolution of its directors or shareholders; and

(k) this Option Agreement has been duly executed and delivered by the Optionor and itconstitutes a valid, legal and binding agreement enforceable against the Optionor in accordance with its terms.

6.2     Optionee's Representations and Warranties. The Optionee represents and warrants to the Optionor that:

(a)  it has the full power, right and authority to enter into and deliver this Option Agreement, to perform and observe the covenants and conditions or its part to be performed and observed herein, and to deal with the Property as provided for in this Option Agreement;

(b) Optionee is duly incorporated and is validly existing under the laws of Nevada, and allnecessary approvals of its managers, members and others have been obtained to authorize the entering into and delivery of this Option Agreement and the taking of all actions required pursuant hereto by the Optionee;

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(c) neither the execution or delivery of this Option Agreement, nor the performance orobservance of the provisions hereof, will result in:

(i)   the violation of any of the terms and provisions of any law applicable to theOptionee,
(ii)  any agreement, written or oral, to which the Optionee may be a party or by which the Optionee is or may be bound; or
(iii) the Articles of Incorporation and By-laws of the Optionee or of any resolution ofits directors or shareholders; and

(d) this Option Agreement has been duly executed and delivered by the Optionee and it constitutes a valid, legal and binding agreement enforceable against the Optionee in accordance with its terms.

ARTICLE 7
DEFAULT AND TERMINATION

7.1    Event of Default and Termination by Optionor. If the Optionee shall be in default in making any payments under Section 2.2, the Optionor may give written notice to the Optionee specifying such default. The Optionee shall not lose any rights granted hereunder so long as, within sixty (60) days after the giving of such notice of default, the Optionee takes reasonable steps to cure the specified default. In the event that the Optionee fails to take reasonable steps to cure the specified default within such sixty (60) day period, the Optionor shall be entitled to terminate this Option Agreement, until the specified default is remedied, by giving written notice of termination to the Optionee, and upon termination the provisions of Section 9.3 shall apply.

7.2    Termination by Optionee. The Optionee shall be entitled to terminate this Option Agreement without further liability at any time by giving 90 days written notice of termination to the Optionor at any time, and upon such notice, this Option shall immediately terminate and upon such termination, the provisions of Section 7.3 shall apply.

7.3    Optionee's Responsibilities on Termination. If this Option Agreement is terminated prior to the Optionee acquiring its interest in the Property hereunder:

(a)  the Optionee shall, as applicable, take any and all necessary actions to clear any interestof Optionee or its assigns from the title to the property;

(b)  the Optionee shall remove from the Property, within twenty-four (24) months of theeffective date of termination, all exploration, mining and other facilities erected, installed or brought upon the Property by or at the instance of the Optionee, and any mining or other facilities remaining on the Property after the expiration of such twenty-four (24) month period shall, without compensation to the Optionee, become the property of the Optionor (and may be used by Optionor or its assigns without any charge until such removal); and

(c)  on the request of the Optionor, the Optionee shall allow the Optionor, at its cost and expense, to take possession of all drill core and cuttings and assay pulps produced from the Property by the Optionee.

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ARTICLE 8
 FORCE MAJEURE

8.1    Force Majeure. If the Optionee is prevented or delayed in complying with any provisions of this Option Agreement by reason of strikes, lockouts, labor shortages, power shortages, floods, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Optionee, the time limited for the performance of the various provisions of this Option Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay. The Optionee, insofar as is possible, shall promptly give written notice to the Optionor of the particulars of the reasons for any prevention or delay under this Section and shall take all reasonable steps to remove the cause of such prevention or delay as soon as reasonably practicable, and shall give notice to the Optionor as soon as such cause ceases to subsist.

ARTICLE 9
 GENERAL

9.1    Notices. All notices, communications and other documents required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by prepaid registered mail or facsimile transmission (with confirmed receipt) to the recipient as follows:

Optionor:    KM Exploration Ltd.

        310 Silver Street
        Elko, Nevada 89801
        Attention: Mr. Dave Knight
        Facsimile No. (775) 778-0668

Optionee:     Golden Spike Mining
        27 Sidewinder Loop
        Clancy, Montana 59634
        Attention: Peter Kuhn
        Facsimile No. (406) 495-8105

and shall be deemed to be validly given and received (i) if personally delivered or sent by facsimile transmission (with confirmed receipt), on the date of delivery or transmission if delivered or transmitted during normal business hours and on the next business day following the date of delivery or transmission if delivered or transmitted after normal business hours; and (ii) if sent by prepaid registered mail, on the date which is three (3) business days after the date of mailing excluding all days in which postal service is disrupted. Either party may from time to time change its address by notice to the other in accordance with this Section.

9.2     Entire agreement. This Option Agreement sets forth the entire agreement between the parties, and any persons who have in the past or who are now representing either of the parties, with respect to the subject matter hereof and supersedes all prior communications, understandings and agreements between the parties or any of them with respect to the subject matter hereof.

9.3     Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments and assurances, and to do such further acts and things, as may be necessary or desirable to give effect to this Option Agreement, including but not limited to such as may be required for registering or recording changes in the ownership interests in the Property.

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9.4     Assignment. During the currency of the Option, the parties may not sell, transfer or assign this Option Agreement or their rights and obligations herein, or their beneficial interest in and to the Property to a third party without the consent of the other party except for the assignment by the optionee to a publicly traded company. No assignment shall be effective until the assignee has entered into an agreement, to be bound by this Option Agreement.

9.5     Encumbrances. During the currency of the Option, the parties shall not pledge, mortgage, charge or otherwise encumber their rights and obligations under this Option Agreement or their beneficial interest in and to the Property.

9.6    Enurement. This Option Agreement shall enure to the benefit of and be binding on the parties and their respective executors, heirs, administrators, successors and permitted assigns.

9.7    Confidentiality. The parties agree to maintain the highest level of confidentiality with respect to this Option Agreement and the Property.

9.8    Governing law. This Option Agreement and the rights and obligations and relations of the parties shall be governed by and construed in accordance with the laws of the State of Nevada. The parties agree that the state courts of Nevada shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Option Agreement or the escrow, and the parties agree to attorn to the jurisdiction of such courts.

9.9     Construction. This Option Agreement has been negotiated and approved by counsel on behalf of all parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship thereof.

9.10    Time.    Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the parties have signed and sealed this Option Agreement as of the date first above written.

OPTIONOR:

KM EXPLORATION LTD.
a Nevada limited liability company

By "David C. Mathewson"
David C. Mathewson, Member                         Date: "Dec. 20, 2002"

By "David C. Knight"     _               Date: "12-20-02"

David C. Knight, Member

OPTIONEE:

GOLDEN SPIKE MINING, a Nevada corporation

By "Peter Kuhn"
   _                      Date: "12-20-02"
Peter Kuhn, President

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SCHEDULE "A"
Description of Property

1. CVN Claims

The unpatented mining claims situate in Euraka County, Nevada, identified as follows:

Claim Name	NMC Numbers	Book	Page	Documents
CVN 1	836897	356	014	180251
CVN 2	836898	356	015	180252
CVN 3	836899	356	016	180253
CVN 4	836900	356	017	180254
CVN 5	836901	356	018	180255
CVN 6	836902	356	019	180256
CVN 7	836903	356	020	180257
CVN 8	836904	356	021	180258
CVN 9	836905	356	022	180259
CVN 10	836906	356	023	180260
CVN 11	836907	356	024	180261
CVN 12	836908	356	025	180262
CVN 13	836909	356	026	180263
CVN 14	836910	356	027	180264
CVN 19	836911	356	028	180265
CVN 20	836912	356	029	180266
CVN 21	836913	356	030	180267
CVN 22	836914	356	031	180268
CVN 23	836915	356	032	180269
CVN 24	836916	356	033	180270
CVN 25	836917	356	034	180271
CVN 26	836918	356	035	180272
CVN 27	836919	356	036	180273
CVN 28	836920	356	037	180274
CVN 29	836921	356	038	180275
CVN 30	836922	356	039	180276
CVN 31	836923	356	040	180277
CVN 32	836924	356	041	180278

2. Area of Influence
Any mineral claim, mineral lease or any direct or indirect right, title or interest therein that is located wholly or partly within Sections 3, 4, 5, 8, 9, 10, SW1/4, SW1/4, 15, 16 and E1/2 21, Township 30 North, Range 51 East and Sections 27, 28, 29, 30, 31, 32, 33 and Wl/2 34, Township 31 North, Range 51 East.

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SCHEDULE"B"

Net Smelter Return as used in this Deed is agreed to mean the amount of payments received by Payor from the smelter or other buyer to which any ore or concentrates of ore or bullion produced from the Property are delivered for treatment and/or sale, after deduction has been made of all smelter and treatment charges, and the cost of transportation and haulage from the Property to the smelter or other buyer and all Federal and State royalties. Payment shall be made by Payor to Recipient no later than the last day of the month in which there are any Net Smelter Returns.

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Schedule "B"

Schedule "B" to the Assignment Agreement between
Thomas Creek Mining Corp. and Golden Spike Mining
dated for reference the 20 th day of February, 2004

(number of pages including this one: 2)

Property

The following is a list of the unpatented mineral claims that are being optioned under the Option Agreement.

Initial 28 mineral claims

#	Claim Name	BLM Serial Number	#	Claim Name	BLM Serial Number
1	CVN 1	836 897	15	CVN 19	836 911
2	CVN 2	836 898	16	CVN 20	836 912
3	CVN 3	836 899	17	CVN 21	836 913
4	CVN 4	836 900	18	CVN 22	836 914
5	CVN 5	836 901	19	CVN 23	836 915
6	CVN 6	836 902	20	CVN 24	836 916
7	CVN 7	836 903	21	CVN 25	836 917
8	CVN 8	836 904	22	CVN 26	836 918
9	CVN 9	836 905	23	CVN 27	836 919
10	CVN 10	836 906	24	CVN 28	836 920
11	CVN 11	836 907	25	CVN 29	836 921
12	CVN 12	836 908	26	CVN 30	836 922
13	CVN 13	836 909	27	CVN 31	836 923
14	CVN 14	836 910	28	CVN 32	836 924

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Area of Interest (section 3.7) acquired by Golden Spike in the name of KM Exploration Ltd.

The list of the 48 additional unpatented mineral claims to be transferred from Golden Spike to Thomas Creek have recently been staked.

A complete list of the additional 48 unpatented mineral claims will be added once the claims have been registered in the name of Thomas Creek.

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Schedule "C"
Schedule "C" to the Assignment Agreement between
Thomas Creek Mining Corp. and Golden Spike Mining
dated for reference the 20 th day of February, 2004

(number of pages including this one: 2)

Net Smelter Royalty
Definitions

1.    The following words and phrases will have the following meanings, namely:

a.    "Net Smelter Returns" or "NSR" or "Royalty" with respect to the Property will mean the gross proceeds in any year from the sale of Product from the mining operation on the Property, less: refining, smelter and treatment charges, including assaying and sampling costs, umpire charges, and penalties, if any; transportation charges, including related storage and insurance costs, in respect of transportation of concentrates or dore metal from the Property to a smelter or refinery; and sales, use, gross receipts, if any, payable with respect to removal, sales or disposition of Product(s) incurred and paid or payable to a third party. For further clarification: (1) each party will repay its respective share of the net proceeds of mines tax and any federal or state income taxes assessed against such party’s income or revenues resulting from Thomas Creek’s production of minerals from the Property; and (2) Thomas Creek may not deduct any mining or on-site processing costs calculating the NSR;

b.    "Ore" will mean any material containing a mineral or minerals of commercial economic value mined from the Property; and

c.    "Product" means Ore mined from the Property and any concentrates or other materials or products derived therefrom, provided, however, that if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Property, such Ore, concentrates or other materials or products will not be considered to be "Product" until after they have been so treated.

Other capitalized terms used but not defined herein will have the meaning ascribed to them in the assignment agreement.

2.    Thomas Creek will give notice to the Owner of the date on which Ore is first mined. It is agreed that pilot plant operations and the mining or milling of Ore in connection therewith will not be considered commercial production.

3.    The amount of Net Smelter Royalty payable to the Owner granted pursuant to section 2.3 of the Option Agreement will be calculated by Thomas Creek each quarter and at the end of such quarter and will be paid to the Owner on or before the last day of the next following quarter. Any adjustments in the payment of Royalty hereunder arising out of an audit referred to in paragraph (9) hereof will be made and paid at that time.

4.    For the purposes of calculating the amount of NSR payable hereunder only, if Thomas Creek sells any Product to one of its subsidiaries or affiliates, and if the sale price of such Product is not negotiated on an arm’s length basis, Thomas Creek will, for the purposes of calculating Net Smelter Returns only and notwithstanding the actual amount of such sale price, add to the proceeds from the sale of such Product an amount which would be sufficient to make such sale price represent a reasonable net sale price for such Product as if negotiated at arm’s length and after taking into account all pertinent circumstances (including, without limitation, then current market conditions relating to Ore, concentrates, or other materials or products similar to such Product).

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5.    Thomas Creek will by notice inform the Owner of the amount of such reasonable net sale price and if the Owner does not object thereto within 60 days after receipt of such notice, such amount will be final and binding for the purposes of paragraph 4 above.

6.    On or before the last day of each quarter of each year after the date of commencement of Commercial Production, Thomas Creek will deliver to the Owner a statement indicating in reasonable detail, as of the last day of the immediately preceding quarter, the calculation of Net Smelter Returns and the aggregate NSR payable for such quarter.

7.    Thomas Creek may remove reasonable quantities of Ore and rock from the Property for the purpose of bulk sampling and of testing, and there will be no NSR payable to the Owner with respect thereto unless revenues are derived therefrom.

8.    Thomas Creek agrees to maintain for each mining operation on the Property up to date and complete records relating to the production and sale of Product including accounts, records, statements and returns relating to treatment and smelting arrangements of the Product, and the Owner or its agents will have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this assignment agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of NSR payments to be made by Thomas Creek to the Owner pursuant hereto. The Owner will have the right at its own expense to have such accounts audited by independent auditors once each year.

9.    Thomas Creek will have an audited statement prepared by its auditors for each year with respect to the NSR payable to the Owner hereunder, within 140 days of Thomas Creek’s fiscal year end, and Thomas Creek will forthwith deliver a copy of such statement to the Owner.

10.    All NSR payments will be considered final and in full satisfaction of all obligations of Thomas Creek making same in respect thereof if such payments or the calculation in respect thereof are not disputed by the Owner within 120 days after receipt by the Owner of the audited statement referred to in paragraph (9) hereof. Any disputes under this paragraph will be decided by arbitration as herein provided. Notwithstanding the foregoing, an undisputed calculation or payment will not be considered final or binding if an innocent calculation or payment is shown to be the result of fraud committed by any party, including a third party smelter or refinery.

11.    Subject to the prior consent of the Owner, Thomas Creek will have the right to commingle with Ore from the Property, those ores produced from other properties. In order that the Owner can make a reasoned decision in granting its consent to commingle, Thomas Creek will provide the Owner an explanation of its proposed commingling plan, together with engineering and metallurgical reports and studies that assure that the commingling plan will accurately account for and provide payment to the Owner of the full amount of Royalties to which it is entitled. If the Owner grants its consent to commingle, Thomas Creek will adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying, as well as utilize reasonably accurate recovery factors in order to determine the amounts of Products derived from, or attributable to Ore mined and produced from the Property. Thomas Creek will maintain accurate records of the results of such sampling, weighing and analysis as pertaining to Ore mined and produced from the Property.

12.    If a dispute between the parties with respect to the matters contemplated hereunder, that dispute will be settled by a single arbitrator in accordance with the rules of the British Columbia International Commercial Arbitration Center.

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EXHIBIT 99.1

Page - 27

Bullion River Gold Corp.
1325 Airmotive Way, Suite 325
Reno, Nevada, 89502
775-324-4881

For Immediate Release:  #04-07

Acquisition of Thomas Creek Project

Reno, Nevada - February 20, 2004 – Bullion River Gold Corp. (OTC BB: BLRV) has acquired an indirect interest in mineral claims in furtherance of its new business direction for the exploration of gold and silver in the western United States.

Thomas Creek Mining Corp., a wholly-owned subsidiary of Bullion River ("Thomas Creek"), has been assigned an option to acquire a 100% undivided right, title and interest in 76 unpatented mineral claims located in Eureka County in the State of Nevada. The option was assigned from Golden Spike Mining, a Nevada corporation wholly-owned by Peter M. Kuhn, the director and president of Bullion River, for an assignment fee of $53,740. The owner of the mineral claims has consented in writing to the assignment.

The option agreement provides for a term of 10 years that expires on December 20, 2012. In order to keep the option in good standing, Thomas Creek is required to pay the owner of the mineral claims (1) $20,000 on or before the second anniversary date, (2) $25,000 on or before the third anniversary, (3) $30,000 on or before each subsequent anniversary. Also, Bullion River will be required to issue 30,000 restricted common shares to the owner each year during the option term beginning with the effective date of the assignment and on each anniversary of the effective date of the option. The cash payments and the share issuances will have to be made each year to keep the option in good standing until Thomas Creek exercises the option or the option expires.

If, and when, Thomas Creek exercises the option, it will have to choose between granting (1) a 3% net smelter royalty ("NSR") to the owner with an option to reduce the 3% NSR to a 1% NSR by paying to the owner $1.3 million for each 1% NSR repurchased, or (2) a 2.5% NSR to the owner with an option to reduce the 2.5% NSR to a 1% NSR by paying $3.25 million to the owner.

The Thomas Creek project is in northeastern Nevada, 56 kilometers southwest of Elko and 23 kilometers southwest of the Rain gold mine operated by Newmont Mining Corp. The project contains a north-trending, high-level epithermal vein system traceable for 3.7 kilometers along a range-front fault. Rock-chip samples of banded to massive chalcedony with local bladed calcite, bladed silica-after-calcite, and pyritic zones have yielded gold values to 130 ppb Au with strongly-elevated Hg and other trace elements. The geochemistry and mineralogy are indicative of the high levels of an epithermal system above the main boiling zone, where high-grade gold-silver mineralization is deposited. Exposures of the veining occur at the edge of post-mineralization valley alluvium (pediment cover), dip west under the alluvial cover and reach widths of at least 30 meters. There has been no previous drilling.

The Thomas Creek project offers an opportunity to discover high-grade epithermal gold-silver vein mineralization along a relatively large strike length and with similarities to the productive, multi-million ounce Sleeper and Midas districts of northern Nevada. An exploration notice has been submitted to the Bureau of Land Management, and a 7-hole drilling program is expected to commence in March 2004, aimed at testing the deeper levels of the vein system.

Page - 28

About Bullion River Gold Corp.

Bullion River Gold Corp. is a mineral exploration company focusing on regions containing gold-silver deposits. The company’s primary focus is the Great Basin in the Western United States and the Motherlode belt of California. Bullion River Gold Corp. seeks projects that contain or have potential to contain high grades and large tonnage potential. The company will also focus on projects that contain potential for mineralization concealed under post-mineral cover.

Approved by the Board of Directors:

Bullion River Gold Corp.

Per: /s/Peter M. Kuhn
Peter M. Kuhn
President

For more information, contact Bullion River Gold Corp. at (775) 324-4881 or at info@bullionriver.com or visit the U.S. Securities & Exchange Commission’s website at www.sec.gov/ to review the Bullion River’s latest filings.

This release contains certain statements that are "forward-looking" statements (as the term is defined in the Private Securities Litigation Reform Act of 1995). Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future expectations and trends. As such, they are subject to numerous risks and uncertainties, such as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations, and other factors over which Bullion River Gold Corp. has little or no control. Actual results and performance may be significantly different from expectations or trends expressed or implied by such forward-looking statements. Bullion River Gold Corp. expressly disclaims any obligation to update the statements contained in this release.

Page - 29

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bullion River Gold Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

BULLION RIVER GOLD CORP.

/s/ Peter M. Kuhn
Dated : March 4, 2004                       By:  Peter M. Kuhn - President

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